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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Form S-3 Registration Statement of AT&T Corp. of our report dated January 6, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in such Form S-3 Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Historical Financial Data" in such Form S-3 Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

New York, New York
January 31, 2000